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                                                                    Exhibit 23.7

                     CONSENT OF J.P. MORGAN SECURITIES, INC.


         We hereby consent to (i) the inclusion of our opinion letter, dated January 11, 1999, to the Board of Directors of TeleSpectrum Worldwide Inc. as Appendix IV to the Joint Proxy Statement/Prospectus of TeleSpectrum Worldwide Inc., CRW Financial, Inc. and International Data Response Corporation relating, in part, to the proposed merger between TeleSpectrum Worldwide Inc. and International Data Response Corporation and (ii) all references to J.P. Morgan Securities, Inc. And our opinion letter in the Joint Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations thereunder.


J.P. MORGAN SECURITIES, INC.


/s/ J.P. Morgan Securities, Inc.